Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of SunAmerica Series Trust:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects,the financial position of Cash Management Portfolio, Corporate Bond Portfolio,
Global Bond Portfolio, High-Yield Bond Portfolio, Worldwide High
Income Portfolio, SunAmerica Balanced Portfolio, MFS Total Return Portfolio, Telecom Utility Portfolio, Equity Index Portfolio, Growth-Income Portfolio, Federated American Leaders Portfolio,
Davis Venture Value Portfolio, "Dogs" of Wall Street Portfolio,
Alliance Growth Portfolio, Goldman Sachs Research Portfolio,
MFS Massachusetts Investors Trust Portfolio, Putnam Growth: Voyager Portfolio, Blue Chip Growth Portfolio, Real Estate Portfolio,
Small Company Value Portfolio, MFS Mid-Cap Growth Portfolio,
Aggressive Growth Portfolio, Growth Opportunities Portfolio,
Marsico Growth Portfolio, Technology Portfolio, Small & Mid Cap Value Portfolio, International Growth and Income Portfolio, Global Equities Portfolio,International Diversified Equities Portfolio, Emerging Markets Portfolio, and Foreign Value Portfolio (thirty-one of the portfolios constituting SunAmerica Series Trust, hereafter referred to as the "Trust") at January 31, 2007, and the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as
"financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.
We believe that our audit, which included confirmation of securities at January 31, 2007 by correspondence with the custodian and brokers, provides a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Houston, Texas
March 27, 2007